Exhibit 1.2

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FUNDCORE INSTITUTIONAL INCOME TRUST INC.

Up to 75,000,000 Shares of Common Stock

FORM OF SELECTED DEALER AGREEMENT

Ladies and Gentlemen:

Integrity Investments, Inc., as the primary dealer (the “Primary Dealer”) for FundCore Institutional Income Trust Inc. (the “Company”), a Maryland corporation that intends to qualify to be taxed as a real estate investment trust, invites you (the “Dealer”) to participate in the distribution of shares of common stock (“Shares”) of the Company subject to the following terms:

I.  Primary Dealer Agreement

The Primary Dealer has entered into a Primary Dealer Agreement (the “Primary Dealer Agreement”) with the Company and FundCore Advisor LLC, a Delaware limited liability company (the “Advisor”) dated                             , in the form attached hereto as Exhibit A. The terms of the Primary Dealer Agreement relating to the Dealer are incorporated herein by reference as if set forth verbatim. Terms not defined herein shall have the meanings ascribed to them in the Primary Dealer Agreement. By your acceptance of this Agreement, you will become one of the Dealers referred to in such Primary Dealer Agreement, as well as a third-party beneficiary of the Primary Dealer Agreement as set forth in Section 19 thereof, and, in particular, will be entitled and subject to the indemnification provisions contained in Section 11 of such Primary Dealer Agreement wherein the Dealers severally agree to indemnify and hold harmless the Company, the Primary Dealer, the Advisor and each officer and director thereof, and each person, if any, who controls the Company, the Primary Dealer, or the Advisor within the meaning of the Securities Act. Except as otherwise specifically stated herein, capitalized terms used in this Agreement not otherwise defined herein shall have the meanings given them in the Primary Dealer Agreement. The Shares are to be offered solely through broker-dealers who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

The Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make the Dealer an employee, agent, representative or partner of the Primary Dealer or of the Company, and the Dealer is not authorized to act for the Primary Dealer or the Company or to make any representations on their behalf except as set forth in the Prospectus and such other printed information furnished to the Dealer by the Primary Dealer or the Company to supplement the Prospectus (as defined below “Authorized Sales Material”).

The Company has filed with the Securities and Exchange Commission (the “SEC”) the Registration Statement, including the Prospectus, for the registration of the offering of the Shares under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement has been declared effective by the SEC. The Primary Dealer will provide the Dealer as many copies of the Prospectus as the Dealer may from time to time reasonably request. The Dealer will not offer Shares in any state or jurisdiction unless and until (a) the Primary Dealer has been advised in writing by the Company that the Shares are either registered in accordance with, or exempt from, the securities laws of such state or jurisdiction and (b) the Primary Dealer and the Dealer have all required licenses and registrations, or exemptions therefrom, to offer Shares in that state or jurisdiction. The Dealer will provide evidence of its licensure and registration, or exemption from the requirements of licensure and registration, to perform the activities of a broker-dealer in all states and jurisdictions where the Dealer offers or sells the Shares.

II.  Offering Price

Shares in the Primary Offering shall be offered to the public at the initial offering price of $10.00 per Share payable in cash. The DRIP Shares shall be offered to the public at the initial purchase price of $10.00 per Share, subject to the terms and pricing information provided in the Prospectus and the DRIP therein, including the Company’s right to reallocate Share amounts.

Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Dealer by the Company or the Primary Dealer, subscribers must initially purchase at least $1,000,000 in Shares, which may be waived in the Company’s sole discretion. After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of $100,000, except for additional purchases made pursuant to the DRIP. The Shares are nonassessable. The Dealer hereby agrees to place any order for the full purchase price.

III. Submission of Orders

Except as set forth below, those persons who purchase Shares will be instructed by the Dealer to either make their checks payable or transfer immediately available funds via The Federal Reserve Wire Network or the Automated ClearingHouse (ACH) in U.S. dollars (the “Payment Wires”) to “                            , as Escrow Agent for FundCore Institutional Income Trust Inc.” After the Company meets the Minimum Offering requirement of 1,000,000 Shares, subscribers will be instructed by the Dealer to make their checks payable or to send Payment Wires to the account of “FundCore Institutional Income Trust Inc.” The Primary dealer and Dealers will not accept checks for forwarding to the escrow agent.

  Checks and subscription documents should be sent via direct overnight mail to:

Payment Wires should be sent to:

.

ABA Routing Number:

Account Number:

Account Name:	., as Escrow Agent for
FundCore Institutional Income Trust Inc.
After the Company meets the Minimum Offering requirement, the account name should be “FundCore Institutional Income Trust Inc.”

IV.  Deferred Dealers’ Commissions and Expense Reimbursements

Except as provided in the “Plan of Distribution” section of the Prospectus, as compensation for the services rendered by the Primary Dealer, the Advisor will pay the Primary Dealer an annual deferred sales commission of up to 1.0% of the gross proceeds from the sale of shares in the Primary Offering, provided, however, that the aggregate deferred sales commission shall not exceed 5.0% of the gross proceeds from the sale of Shares in the Primary Offering. If a Dealer effects the sale of shares, the Primary Dealer will pay such Dealer a deferred sales commission payable monthly on the gross proceeds from the sale of shares in the Primary Offering by such Dealer. The calculation of the Dealer’s deferred sales commission is set forth in Annex A hereto.

Further, as provided in the “Plan of Distribution” section of the Prospectus, the Advisor may reimburse the out-of-pocket expenses of the Primary Dealer and Dealers on a non-accountable basis up to a maximum of $1,000,000. The Advisor may also reimburse the bona fide due diligence expenses incurred by the Dealer in connection with the Offering upon receipt by the Primary Dealer of an invoice or a similar such itemized statement that demonstrates the actual due diligence expenses incurred.

Notwithstanding the foregoing, no commissions, payments or other amounts will be paid to the Primary Dealer under this provision unless or until subscriptions for the purchase of Shares have been accepted by the Company. The Company and the Advisor will not be liable or responsible to the Dealer for direct payment of commissions or any other amounts to the Dealer, it being the sole and exclusive responsibility of the Primary Dealer for all payments to Dealers. The Dealer hereby waives any and all rights to receive payment of commissions and any other payments due until such time as the Primary Dealer is in receipt of the commission or other payment from the Advisor. The Dealer affirms that the Primary Dealer’s liability for commissions payable is limited solely to the proceeds of commissions receivable associated therewith.

The parties hereby agree that the foregoing commission is not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Shares, that the Dealer’s interest in the offering is limited to such commission from the Primary Dealer and the Dealer’s indemnity referred to in Section 11 of the Primary Dealer Agreement, and that the Company and Advisor are not liable or responsible for the direct payment of such commission to the Dealer.

V.    Payment of Commissions

Payments of sales commissions will be made by the Primary Dealer to the Dealer within 30 days of the receipt by the Primary Dealer of the gross commission payments from the Company.

VI.    Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order. Orders not accompanied by an executed Subscription Agreement and the required check or wire transfer in payment for the Shares may be rejected. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If the Company is not in actual receipt of clearinghouse funds in payment for the Shares within 15 days of sale, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, the Dealer agrees to return to the Primary Dealer any commission theretofore paid with respect to such order within 30 days thereafter.

VII.    Prospectus and Authorized Sales Material

The Dealer is not authorized or permitted to give and will not give any information or make any representation (written or oral) concerning the Shares except as set forth in the Prospectus (as it may be amended and supplemented from time to time) or in such sales literature and advertising as shall have been previously approved in writing by the Primary Dealer (the “Authorized Sales Material”) (if any). The Primary Dealer will supply the Dealer with reasonable quantities of the Prospectus, including amendments of and supplements to the Prospectus, and any Authorized Sales Material, for delivery to investors, and the Dealer will deliver a copy of the Prospectus, including any amendments and supplements thereto, to each investor as required by the Securities Act and the Exchange Act and the rules and regulations promulgated under both. The Primary Dealer agrees that (a) it will deliver a copy of the Prospectus as amended and supplemented to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares to a Permitted Offeree and (b) it will not send or give any supplement to the Prospectus or any Authorized Sales Materials to a Permitted Offeree unless it has previously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus with such supplement to the Prospectus or Authorized Sales Material.

The Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Primary Dealer and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. The Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing which relates to another company supplied to it by the Company or the Primary Dealer bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the company to which it relates. The Dealer further agrees that it will not use in connection with the offer or sale of Shares any materials or writings which have not been previously approved by the Primary Dealer in writing. The Dealer agrees, if the Primary Dealer so requests, to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Dealer agrees that any failure to deliver to any investor the Prospectus and all supplements thereto and any amended prospectus, any unauthorized use of sales materials, or use of unauthorized verbal representations concerning the Shares by such Dealer or Dealer’s representatives or agents shall be deemed to be a violation of this section of this Agreement. On becoming a Dealer, and in offering and selling Shares, the Dealer agrees to comply with all the applicable requirements under the Securities Act and the Exchange Act. Notwithstanding the termination of this Agreement or the payment of any amount to the Dealer, the Dealer agrees to pay the Dealer’s proportionate share of any claim, demand or liability asserted against the Dealer and the other Dealers on the basis that such Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case such Dealer’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

VIII.    SEC Registration and FINRA Membership- Required State Registration and Licenses

The Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Primary Dealer that the Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Shares under federal and state securities laws and regulations and in all states where it offers or sells Shares, and that it is a member in good standing of FINRA. This Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of FINRA. The Dealer agrees to notify the Primary Dealer immediately if the Dealer ceases to be a member in good standing of FINRA.

The Dealer will not offer Shares in any state or jurisdiction unless and until (a) the Primary Dealer has been advised in writing by the Company that the Shares are either registered in accordance with, or exempt from, the securities laws of such state or jurisdiction and (b) the Primary Dealer and Dealer have all required licenses and registrations, or exemptions therefrom, to offer Shares in that state or jurisdiction. The Dealer will provide evidence of its licensure and registration, or exemption from the requirements of licensure and registration, to perform the activities of a broker-dealer in all states and jurisdictions where the Dealer offers or sells the Shares.

IX.    Compliance With Applicable Laws

In connection with the Dealer’s participation in the offer and sale of Shares, the Dealer agrees to comply with all requirements and obligations imposed upon it by (a) the Securities Act, the Exchange Act, and the rules and regulations of the SEC promulgated under both such acts; (b) all applicable state securities laws and regulations as from time to time in effect, including those necessary for the Company to avail itself of the state securities exemptions from registration designated by the Company to the Primary Dealer; (c) the applicable rules of FINRA including FINRA Rules 2310 and 5110, and to comply with Rules 2420, 2440, 2730, 2740, and 2750 of the National Association of Securities Dealers, Inc. as they are incorporated into the FINRA Conduct Rules; (d) any other state and federal laws and regulations applicable to the Offering, the sale of Shares or the activities of the Dealer pursuant to this Agreement, including without limitation the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 and the requirements of any applicable state privacy laws; and (e) this Agreement and the Prospectus as amended and supplemented.

X.    Investor Suitability

The Dealer will offer Shares (both at the time of an initial subscription and at the time of any additional subscriptions) only to persons who meet the financial and any other qualifications set forth under “Suitability Standards” in the Prospectus (a “Permitted Offeree”), as amended and supplemented, or in any suitability letter or memorandum sent to it by the Company. In offering Shares, the Dealer will make every reasonable effort to determine that the purchase of the Shares is a suitable and appropriate investment for each purchaser of the Shares solicited by the Dealer and will comply with the requirements imposed upon it by the Prospectus, the Securities Act, the Exchange Act, applicable Blue Sky laws, and all applicable FINRA rules, including the NASD Conduct Rules set forth in the FINRA Manual, as well as all other applicable rules and regulations relating to suitability of investors. Nothing contained in this Selected Dealer Agreement shall be construed to impose upon the Company, the Advisor, or the Primary Dealer the responsibility of assuring that prospective investors solicited by the Dealer meet the suitability standards in accordance with the terms and provisions of the Prospectus.

XI.    Recordkeeping.

The Dealer agrees to comply with the record-keeping requirements imposed by (a) federal and state securities laws and the rules and regulations thereunder and (b) the applicable rules of FINRA. The Dealer further agrees to maintain records of the information used to determine that an investment in Shares is made by a Permitted Offeree for a period of six years from the date of the sale of the Shares. The Dealer further agrees to make such records available to the Primary Dealer or the Company upon request and to make them available to representatives of the SEC and FINRA and applicable state securities administrators upon the Primary Dealer’s or the Company’s receipt of a subpoena or other appropriate document request from such agency.

XII.    Disclosure Review; Confidentiality of Information

As required by FINRA Rule 2310, the Dealer agrees that it shall have reasonable grounds to believe, based on the information made available to it through the Prospectus or other materials, that all material facts are adequately and accurately disclosed in the Prospectus and provide a basis for evaluating the Shares. In making this determination, the Dealer shall evaluate items of compensation, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors; and appraisals and other pertinent reports. If the Dealer relies upon the results of any inquiry conducted by another member or members of FINRA, the Dealer shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not the Primary Dealer or a sponsor or an affiliate of the sponsor of the Company.

It is anticipated that the Dealer and Dealer’s home office diligence personnel and other agents of the Dealer that are conducting a due diligence inquiry on behalf of the Dealer (collectively, the “Diligence Personnel”) either have previously or will in the future have access to certain Confidential Information (defined below) pertaining to the Company, the Primary Dealer, the Advisor, or their respective affiliates. For purposes hereof, “Confidential Information” shall mean and include: (i) trade secrets concerning the business and affairs of Company, the Primary Dealer, the Advisor, or their respective affiliates; (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, marketing lists or strategies, slide presentations, business plans, however documented, belonging to Company, the Primary Dealer, the Advisor, or their respective affiliates; (iii) information concerning the business and affairs of Company, the Primary Dealer, the Advisor, or their respective affiliates including, without limitation, historical financial statements, financial projections and budgets, models, budgets, plans, and market studies, however documented; (iv) any information marked or designated “Confidential--For Due Diligence Purposes Only”; and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing. The Dealer agrees to keep, and to cause its Diligence Personnel to keep, all such Confidential Information strictly confidential and to not use, distribute or copy the same except in connection with the Dealer’s due diligence inquiry. The Dealer agrees to not disclose, and to cause its Diligence Personnel not to disclose, such Confidential Information to the public, or the Dealer’s sales staff or financial advisors, or to any other third party and agrees not to use the Confidential Information in any manner in the offer and sale of the Shares. The Dealer further agrees to use all reasonable precautions necessary to preserve the confidentiality of such Confidential Information, including, but not limited to (a) limiting access to such information to persons who have a need to know such information only for the purpose of the Dealer’s due diligence inquiry and (b) informing each recipient of such Confidential Information of the Dealer’s confidentiality obligation. The Dealer acknowledges that the Dealer or its Diligence Personnel may previously have received Confidential Information in connection with preliminary due diligence on the Company, and agrees that the foregoing restrictions shall apply to any such previously-received Confidential Information. The Dealer acknowledges that the Dealer or its Diligence Personnel may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company, or at general “Forums” sponsored by the Company, and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. The Dealer acknowledges the restrictions and limitations of Regulation FD promulgated by the SEC and agrees that the foregoing restrictions are necessary and appropriate in order for the Company to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (a) if approved in writing for disclosure by the Company or the Primary Dealer, (b) in connection with the defense of any customer complaint, arbitration or litigation, or pursuant to subpoena or as required by law, or (c) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the SEC or FINRA), provided that the Dealer shall notify the Primary Dealer in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (b) and (c).

Notwithstanding the foregoing, the term “Confidential Information” shall not include information that (i) is contained in the Prospectus or Authorized Sales Material; (ii) is in the possession of or known by the Dealer before it was furnished to the Dealer by or on behalf of the Company pursuant hereto as shown by the Dealer’s files and records; (iii) was or becomes generally available to the public other than as a result of a disclosure by the Dealer; (iv) was available, or becomes available, to the Dealer on a non-confidential basis, provided that the source of such information is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company; (v) the Dealer can demonstrate to the reasonable satisfaction of the Company was developed by the Dealer independently of the disclosure of the Confidential Information by the Company; or (vi) is approved by the Company in writing as not being Confidential Information.

XIII.    Compliance with Anti-Money Laundering Rules and Regulations

The Dealer acknowledges that investors who purchase Shares through the Dealer are “customers” of the Dealer and not the Primary Dealer. The Dealer’s acceptance of this Agreement constitutes a representation to the Primary Dealer and the Company that the Dealer has established and implemented a written anti-money laundering compliance program in accordance with applicable laws and regulations, including applicable FINRA Conduct Rules, rules and regulations promulgated under the Exchange Act, the USA PATRIOT Act of 2001, including but not limited to Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, and the implementing rules and regulations promulgated thereunder in connection with broker/dealers’ anti-money laundering obligations (together, the “AML Rules”) including, without limitation, a customer identification program and the identification and reporting of suspicious activity (“AML Program”).

To the extent required by the applicable AML Rules, taking into account the customers to be solicited pursuant to this Agreement, the Dealer agrees to verify the identity of its new customers; to maintain customer records; to check the names of new customers, and to require Permitted Offerees to check the names of its customers on whose behalf each Permitted Offeree is purchasing shares, against government watch lists, including the Office of Foreign Asset Control’s (OFAC) list of Specially Designated Nationals and Blocked Persons.

The Dealer shall, upon request by the Primary Dealer, provide a certification to the Primary Dealer that, as of the date of such certification, (i) its AML Program is consistent with the applicable AML Rules and (ii) it is currently in material compliance with all AML Rules, specifically including, but not limited to, the customer identification program requirements.

XIV.    Undertaking to Not Facilitate a Secondary Market in the Shares

The Dealer acknowledges that there is no public trading market for the Shares and that there are limits on the ownership, transferability and redemption of the Shares, which significantly limit the liquidity of an investment in the Shares. The Dealer also acknowledges that the Company’s Share Redemption Program (the “Program”) provides only a limited opportunity for investors to have their Shares redeemed by the Company and that the Company’s board of directors may, in its sole discretion, amend, suspend, or terminate the Program at any time in accordance with the terms of the Program. The Dealer hereby agrees that so long as the Company is offering Shares under a registration statement filed with the SEC (including any follow-on offering of the Shares), the Dealer will not engage in any action or transaction that would facilitate or otherwise create the appearance of a secondary market in the Shares without the prior written approval of the Primary Dealer.

XV.    Arbitration

Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law) shall be resolved by final and binding arbitration administered in accordance with the then-current rules of FINRA, except that when FINRA is unwilling to accept jurisdiction of the matter or the matter is not otherwise subject to arbitration under the FINRA Code of Arbitration Procedure for Industry Disputes, then such arbitration will be held in accordance with the then-current rules of the American Arbitration Association (“AAA”) (together with FINRA, the “arbitration forum”) under the commercial arbitration procedures then in effect. Notwithstanding the foregoing, a party may seek provisional or ancillary remedies, such as preliminary injunctive relief, from a court of competent jurisdiction as permitted by the rules of the applicable arbitration forum, but such remedies may not be sought as a means to avoid or stay arbitration. Any arbitration hearing shall be held in New York City, New York and the parties agree to abide by all awards rendered in such proceedings. Except as required by the FINRA Code of Arbitration for Industry Disputes, (i) if the matter requires one arbitrator, the parties shall attempt to agree on the designation of one arbitrator, but if they are unable to do so, then the arbitration forum shall designate an arbitrator and (ii) if the matter requires three arbitrators, each party shall have the right to designate one arbitrator and the third arbitrator shall be designated by the arbitration forum. Any arbitrator selected by the parties, FINRA or the AAA shall have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. The arbitration shall be final and binding, and enforceable in any court of competent jurisdiction. All awards may be filed with the clerk of one or more courts, state or federal, having jurisdiction over the party against whom such award is rendered or his or her property, as a basis of judgment and of the issuance of execution for its collection. The substantially prevailing party in any arbitration will be entitled to reasonable attorneys’ fees and costs. The arbitrators shall not have authority to award punitive, consequential or exemplary damages or to award any equitable relief.

XVI.    Termination

The Dealer will suspend or terminate its offer and sale of Shares upon the request of the Company or the Primary Dealer at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Primary Dealer. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. This Agreement is the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Agreement may be amended at any time by written agreement of the Dealer and the Primary Dealer.

The respective agreements and obligations of the Primary Dealer and the Dealer set forth in Sections IV through VI, X, XII and XIV through XIX of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

XVII.      Notice

All notices, approvals, requests, authorizations, directions or other communications under this Agreement shall be given in writing and shall be deemed to be delivered when delivered in person, by courier, or by overnight delivery service, or within three days when deposited in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested as follows:

If to the Primary Dealer:	Integrity Investments, Inc.
221 Pensacola Road
Venice, FL 34285
Attn: Richard F. Curcio, President

If to the Dealer:	When mailed to the address specified
by the Dealer herein.

XVIII.    Attorney’s Fees and Applicable Law

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of New York and shall take effect when signed by the Dealer and countersigned by the Primary Dealer. Venue for any action (including arbitration) brought hereunder shall lie exclusively in New York City, New York.

XIX.    Assignment

This Agreement may not be assigned by any party without the written consent of the other parties (except that it may be assigned by either party to an affiliate of that party or to a successor in connection with a merger, consolidation or sale of all or substantially all the assets of such an affiliate), and shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

THE PRIMARY DEALER:

INTEGRITY INVESTMENTS, INC.

Richard F. Curcio
President

Date:

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the attached list of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1. Identity of the Dealer

Company Name:

Type of entity:
(Corporation, Partnership or Proprietorship)

Organized in the State of:

Licensed as broker-dealer all States: Yes No

If no, list all States licensed as broker-dealer:

Tax ID #:

2. Person To Receive Notices Delivered Pursuant To Section XVII:

Name:

Company:

Address:

City, State and Zip:

Telephone:

Fax:

Email:

AGREED TO AND ACCEPTED BY THE DEALER:

(Dealer’s Firm Name)

By:
Signature

Name:

Title:

Date:

ANNEX A

DEFERRED SALES COMMISSION AGREEMENT

NAME OF DEALER:                                                                                                                                       (the “Dealer”)

The Dealer has entered into a Selected Dealer Agreement with the Primary Dealer dated                          (the “Agreement”). The Primary Dealer and the Dealer agree that the deferred sales commission payable to the Dealer will be calculated as follows.

Subject to the 1.0% annual and the 5.0% aggregate limitations on the deferred sales commission set forth in Section IV of the Agreement, the Primary Dealer shall pay the Dealer a deferred sales commission with respect to Shares sold in the Primary Offering by the Dealer monthly in arrears in an amount that is equal to:

IN WITNESS WHEREOF, the parties hereto have each duly executed this Deferred Sales Commission Agreement as of the date of the Agreement set forth above.

PRIMARY DEALER
INTEGRITY INVESTMENTS, INC.

By:
Richard F. Curcio, President

AGREED TO AND ACCEPTED BY THE DEALER

By:
Signature

Name:

Title:

EXHIBIT A

PRIMARY DEALER AGREEMENT